Exhibit 10.66
FIRST PRIORITY EQUITY INTEREST PLEDGE AGREEMENT
This First Priority Equity Interest Pledge Agreement (Contrato de Prenda sobre Partes Sociales en Primer Lugar y Grado) is entered into on this 12th day of September, 2007 (the “Agreement”), by and among Rio Vista Operating Partnership, L.P. (“RVOP”), Penn Octane International, LLC (“POI”) (RVOP and POI are collectively referred herein as “Pledgors”), and TransMontaigne Product Services, Inc. (“TPSI”) and TransMontaigne Partners L.P. (“TLP”) (TPSI and TLP are collectively referred herein as Pledgees”) with the acknowledgment of Penn Octane de Mexico, S. de R.L. de C.V. (“Issuer”), in accordance with the following Preliminary Statements, Representations and Clauses.
Preliminary Statements
WHEREAS:
A.
TLP and RVOP are parties to a Letter of Intent (the “LOI”) dated September 12, 2007 pursuant to which TLP is paying RVOP a refundable deposit in the amount of Six Million Five Hundred Thousand Dollars ($6,500,000.00) (the “Deposit”) in connection with the proposed purchase of certain of RVOP’s assets.

B.
TPSI and RVOP are parties to that certain Restated and Amended Promissory Note (the “Promissory Note”) in the principal sum of One Million Dollars ($1,000,000.00), dated September 12, 2007, pursuant to which RVOP has agreed to pay to TPSI the principal sum together with interest (the “Loan”) pursuant to the terms and conditions set forth in the Promissory Note.

C.
The obligations of RVOP under the LOI to refund the Deposit and under the Promissory Note to repay the Loan (collectively, the “Secured Obligations”) are secured by a security interest in specified collateral as set forth in that certain Restated and Amended Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), dated September 12, 2007, entered into by and among RVOP and the Pledgees.

D.
Pursuant to the obligations assumed by RVOP under the RVOP Agreements, and as security for the timely payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, (i) Pledgors shall execute and deliver this Agreement in order to grant a perfected first priority pledge and security interest to Pledgees in and to 100% (one hundred percent) of the issued and outstanding corporate capital of Issuer, and (ii) RVOP will cause certain other agreements (the “Other Mexican Security Documents”) to be executed and delivered granting a perfected first priority pledge and security interest to Pledgees in and to one hundred percent of the corporate capital of Termatsal, S. de R.L. de C.V. and assigning certain rights and actions that RVOP is entitled to in connection to the equity interests issued by Tergas, S. de R.L. de C.V. (“Tergas”).

E.
The LOI, the Promissory Note, the Security Agreement and the Other Mexican Security Documents are referred to herein as the “RVOP Agreements”). Capitalized terms used herein and not defined herein shall have the meaning assigned to such terms in the Security Agreement.

Representations and Warranties
I. The Pledgors hereby represent and warrant that:
(a)
Pledgors are duly organized and validly existing under the laws of its jurisdiction of incorporation, with full legal capacity and corporate authority to enter into, deliver and perform its obligations under this Agreement;

(b)
RVOP is the sole, legal and beneficial owner of 1 (one) equity interest Series B-1 representing MxP$49,950.00 pesos, legal tender of Mexico (“Pesos”), of the fixed portion of the corporate capital of Issuer, which represents 99% (ninety nine percent) of the total issued and outstanding corporate capital of Issuer;

(c)
POI is the sole, legal and beneficial owner of 1 (one) equity interest Series B-1 representing MxP$50.00 Pesos, of the fixed portion of the corporate capital of Issuer, which represents 1% (one percent) of the total issued and outstanding corporate capital of Issuer;

(d)
As security for the payment and performance, as the case may be, in full of the Secured Obligations, Pledgors wish to grant a perfected first priority pledge and security interest in and to their equity interests of the corporate capital of Issuer, which represent 100% (one hundred percent) of the issued and outstanding corporate capital of Issuer, in favor of Pledgees (the “Pledged Equity Interests”);

(e)	the Pledged Equity Interests have been duly and validly issued by Issuer and are fully subscribed and paid for;
(f)
the Pledged Equity Interests are free and clear of any Liens (as hereinafter defined), encumbrances or options or any other ownership limitations or preemptive rights of any kind, except for the pledge created hereunder or as otherwise permitted by the RVOP Agreements and except for the preferential rights of the associates of Issuer as provided in the bylaws of Issuer and expressly provided by Law;

(g)
to their knowledge the Pledged Equity Interests are not subject to any agreement, other than RVOP Agreements, which restricts assignment, transfer or pledge of the Pledged Equity Interests, except for the Issuer’s bylaws and as provided by Law;

(h)
to their knowledge they do not require any authorization or approval, other than the ones obtained, in order to execute this Agreement or to perfect and maintain a perfected first priority security interest over the Pledged Equity Interests, or to comply with or perform the obligations assumed by them hereunder, which are legal, valid and enforceable against the Pledgors in accordance with their terms;

(i)
as of the date hereof, there is no pending and, to their knowledge threatened action, claim, requirement or proceeding before any court, governmental agency or arbitrator that affects or could affect the legality, validity or enforceability of this Agreement or the Pledgors’ legal and valid title to the Pledged Equity Interests they own;

(j)
to their knowledge the entering into and performance of this Agreement does not violate, or constitute a breach under (i) any provision of the Pledgors’ organizational documents, (ii) any agreement, contract, license, judgment or order to which any of the Pledgors is a party or by which any of the Pledgors or any of their assets are bound, or (iii) any law, regulation, circular, order or decree of any branch of power or governmental entity;

(k)
the individual executing this Agreement on behalf of the Pledgors has all necessary power, authority and corporate authorization to execute and deliver this Agreement on behalf of the Pledgors, and such powers, authority and corporate authorizations have not been amended, revoked or limited in any way;

(l)	they are in agreement with pledging the Pledged Equity Interests owned by them in favor of Pledgees, in accordance with this Agreement; and
(m)
they acknowledge and agree that the correctness and accuracy of its representations and warranties set forth herein, the validity, binding effect and enforceability of this Agreement and of the first priority security interest over the Pledged Equity Interests created hereby in favor of Pledgees is a material inducement for TLP to make the Deposit and for TPSI to make the Loan.

II Issuer hereby represents and warrants that:
(a)	Issuer is a sociedad de responsabilidad limitada de capital variable (limited liability company), duly organized and validly existing under the laws of Mexico; and
(b)
its representative has all necessary power and corporate authorization to execute and deliver this Agreement on its behalf, and such powers and corporate authorizations have not been revoked or limited in any way.

NOW, THEREFORE, based on the Preliminary Statements and Representations and Warranties contained herein, the parties hereto agree as follows:
Clauses
First. Certain Defined Terms.
(a) As used in this Agreement and in addition to any other defined terms in this Agreement, the following terms shall have the following meanings:
“Agreement” has the meaning specified in the preamble to this Agreement.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Mexico, are authorized or required by law to remain closed.
“Distributions” has the meaning specified in Clause Fourth (d) of this Agreement.
“Dollars” means the legal currency of the United States of America.
“Event of Default” means a default under any of the RVOP Agreements; provided, however, that for purposes of this Agreement, such term shall also include, without limitation (i) the failure of any Pledgor to comply, perform or observe any of its obligations hereunder; and (ii) if any representation made by any Pledgor hereunder is false, incorrect or misleading in any respect.
“Governmental Authority” means the government of the United States of America, Mexico, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to the government.

“Issuer” has the meaning specified in preamble of this Agreement.
“Law” means the General Law of Negotiable Instruments and Credit Transactions (Ley General de Títulos y Operaciones de Crédito).
“Lien” means any mortgage, deed of trust, pledge, hypothecation, encumbrance, lien, charge or security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).
“RVOP Agreements” means the LOI, the Promissory Note, the Security Agreement, this Agreement and the Other Mexican Security Documents.
“Mexico” means the United States of Mexico.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Pesos” has the meaning specified in representation I (b) of this Agreement.
“Pledged Equity Interests” has the meaning specified in representation I (c) of this Agreement.
“Pledgors” has the meaning specified in the preamble to this Agreement.
(b) Usage. The definitions in this Clause First shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless otherwise expressly indicated, and all references in this Agreement to Clauses, sections, paragraphs, Schedules and Exhibits shall be deemed to be references to Clauses, sections, paragraphs, Schedules and Exhibits of this Agreement, unless the context shall otherwise require. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, unless such phrase otherwise appears. As used herein and any certificate or other document made or delivered pursuant hereto, (i) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (ii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, capital stock, securities, revenues, accounts, leasehold interests and contract rights, (iv) references to agreements shall, unless otherwise specified, be deemed to refer to such agreements as amended, supplemented, restated or otherwise modified from time to time; and (v) references to any statute, law or regulation shall be deemed to include any amendments thereto from time to time or any successor statute, law or regulation thereof.
Second. Pledge; Grant of First Priority Security Interest.
(a)
The Pledgors hereby grant an unconditional and irrevocable first priority pledge and security interest to Pledgees in and to the Pledged Equity Interests as collateral security for the due and timely payment, performance and satisfaction when due (whether at stated maturity, by acceleration or otherwise) of any and all Secured Obligations.

(b)
For purposes of perfecting the first priority security interest over the Pledged Equity Interests pursuant to paragraphs III of Article 334 of the Law, the Pledgors hereby deliver to Pledgees for the benefit of the Lender (i) the equity interest certificates representing the Pledged Equity Interests; and (ii) a copy of the entry in the associates’ registry book of Issuer, duly certified by the Legal Representative of Issuer (in the form of Exhibit “A” hereto) evidencing that, on the date hereof, the first priority security interest in the Pledged Equity Interests have been duly recorded in such associates’ registry book; and Issuer hereby acknowledges the pledge created hereby with respect to Pledged Equity Interests.

(c)	In accordance with Article 337 of the Law, the Pledgors and Pledgees agree that this Agreement shall serve as receipt (resguardo) by Pledgees of the Pledged Equity Interests.
(d)
The parties agree that, in the event the Pledged Equity Interests are exchanged for new equity interest(s) or reclassified, by Issuer or a third party, the Pledgors and Pledgees shall, if necessary, undertake any action that may be necessary, including the delivery of new equity interest certificates as collateral to the Pledgees, to maintain the pledge referred to in this Agreement, and such new equity interests shall be deemed for purposes of this Agreement as Pledged Equity Interests.

(e)
The parties agree that any (i) value increase of the Pledged Equity Interests; (ii) issuance of an additional equity interests of Issuer acquired by the Pledgors or a third party; or (iii) capital increases by Issuer shall be subject to the pledge created hereunder and if necessary the Pledgors shall cause to pledge those pursuant to the same terms and conditions of this Agreement, and for purposes of this Agreement and to the extend permitted by applicable law, shall be deemed as Pledged Equity Interests.

Third. Continuing First Priority Security Interest. The first priority security interest shall be continuing and shall (i) remain in full force and effect until all amounts due under the LOI and the Promissory Note have been paid in full; (ii) be binding upon the Pledgors, their respective successors and permitted assigns; and (iii) inure to the benefit of and be enforceable by Pledgees and their respective successors and assigns.
Upon payment of the amounts due under the LOI and the Promissory Note, the Pledged Equity Interests shall be released from the Lien created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of Pledgees and the Pledgors shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Pledged Equity Interests shall revert to the Pledgors. At the request of any of the Pledgors following any such termination, Pledgees shall deliver to such Pledgors the equity interest certificates held by Pledgees, and execute and deliver to Pledgors such documents as Pledgors shall reasonably request to evidence such termination and release.
Fourth. Voting and Management of the Pledged Equity Interests.
(a)
Unless an Event of Default shall have occurred and be continuing, the Pledgors will have the right to exercise the voting rights with respect to the Pledged Equity Interests, and such right can be exercised by Pledgors without need of proxies, instructions, powers or attorney or other documents or authorizations from Pledgees; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which materially impairs all or any material portion of the Pledged Equity Interests or which violates any provision of this Agreement.

(b)
Pledgees herein grant to Pledgors a power of attorney with the authority to exercise the voting right with respect to the Pledged Equity Interests pursuant to the term and conditions described in subparagraph (a) above. In addition, Pledgees shall execute and deliver to the Pledgors, or cause to be executed and delivered to the Pledgors, any document or instrument as the Pledgors may reasonably request for the purpose of confirming the authority of Pledgors to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (a) above and to receive the cash dividends it is entitled to receive pursuant to subparagraph (d) below.

(c)
Upon the occurrence and during the continuation of an Event of Default, all rights of the Pledgors to exercise the voting and other rights and powers that the Pledgors are entitled to exercise pursuant to the foregoing provisions of paragraph (a) of this Clause Fourth shall cease, and all such rights shall thereupon be exercised by Pledgees, who shall have the sole and exclusive right and authority to exercise such voting and other rights and powers; provided that Pledgees shall have the right, but not the obligation, at any time following and during the continuance of an Event of Default to authorize the Pledgors in writing to exercise such rights.

(d)
Unless an Event of Default shall have occurred and be continuing, the Pledgors shall be permitted to receive cash dividends, amortizations, profits, capital reimbursements, sums upon dissolution and liquidation of Issuer and other distributions distributed that correspond to the Pledged Equity Interests (the “Distributions”).

(e)
Upon the occurrence and during the continuation of an Event of Default, Issuer shall deliver to Pledgees all Distributions. Notwithstanding the foregoing, if Pledgors receive Distributions during the occurrence and the continuation of an Event of Default, Pledgors shall hold the received Distributions as depositary of Pledgees and, upon Pledgees’ written request, Pledgors shall deliver those Distributions to Pledgees.

Fifth. Covenants of Pledgors. So long as this Agreement is in effect, the Pledgors covenant and agree that they (a) shall defend the right, title and interest of Pledgees in and to the Pledged Equity Interests against the claims and demands of any Person other than Pledgees; (b) shall not create, incur, assume, or permit to exist any Lien or security interest or option in favor of, or any claim of any Person with respect to, any of the Pledged Equity Interests, whether now held or hereafter subscribed, except for the first priority security interest created herein; (c) shall not sell, transfer, assign, pledge, deliver, transfer in trust, grant, usufruct or otherwise dispose of, or grant any option with respect to, any such Pledged Equity Interests or any interest therein without the prior written consent of Pledgees; (d) shall execute and deliver to Pledgees such documents in favor of Pledgees and do such things relating to the first priority security interest created herein as Pledgees may reasonably request in order to protect and maintain the first priority security interest and to protect and preserve the Pledged Equity Interests, and pay all reasonable costs arising from or in connection therewith; (e) shall pay any and all taxes, assessments, and other charges of any nature which may be imposed, levied, or assessed against or with respect to the Pledged Equity Interests or in connection with any Distributions (other than taxes payable by Issuer in connection with such Distributions); and (f) shall cause Issuer to pay taxes payable by Issuer in connection with such Distributions.

Sixth. Safekeeping of the Pledged Equity Interests. The obligations of Pledgees with respect to the safekeeping and preservation of the Pledged Equity Interests shall be limited to the obligations imposed by law. Any actions carried out by Pledgees for the safekeeping and preservation of the Pledged Equity Interests shall be at the sole expense and risk of the Pledgors, except for actions or omissions caused by the gross negligence, bad faith or willful misconduct of Pledgees.
Seventh. Events of Default. If an Event of Default shall occur and be continuing (a) all rights of the Pledgors to exercise or refrain from exercising any voting and other rights which they would otherwise be entitled to exercise pursuant to Clause Fourth hereof shall cease and be exercised thereafter by Pledgees; (b) Pledgees shall have the right to keep any and all Distributions thereafter paid in respect of the Pledged Equity Interests and apply them to the payment of the Secured Obligations; and (c) Pledgees are hereby expressly and irrevocably authorized by the Pledgors to foreclose upon the first priority security interest created herein pursuant to the provisions of Clause Eighth of this Agreement, and to exercise its rights in any other manner as set forth in the Law.
Eighth. Foreclosure.
(a)
The Pledgors hereby expressly and irrevocably agree that upon the occurrence of an Event of Default, Pledgees may foreclose upon the first priority security interest created herein and request the sale of the Pledged Equity Interests, if any, pursuant to Article 341 of the Law, or exercise its rights in any other manner as set forth in the Law or this Agreement, in order to seek payment of the Secured Obligations.

(b)
The Pledgors shall take or shall cause Issuer to take any and all reasonable actions and/or initiate any and all reasonable proceedings that may be necessary or convenient, in the Pledgees’ sole discretion, to facilitate the execution and transfer of the Pledged Equity Interests. The Pledgors further agree to do or cause to be done all such other reasonable acts as may be necessary or convenient to expedite such sale or sales of all or any portion of the Pledged Equity Interests, and to execute and deliver such documents and take such other action as Pledgees deem necessary or advisable in order that any such sale may be in compliance with applicable law.

(c)
Due to the fact that the some Secured Obligations are monetary obligations denominated in Dollars and payable outside of Mexico, in order to satisfy such Secured Obligations, any and all amounts in Pesos that are received by Pledgees will be (i) exchanged by Pledgees in a foreign exchange transaction into Dollars with a financial institution appointed by Pledgees, and the currency so exchanged shall be distributed by Pledgees pursuant to the RVOP Agreements; or (ii) in case such Pesos cannot be exchanged into Dollars as a result of exchange rate controls or other governmental action, law or regulation, Pledgees will deliver such Pesos to the Lender pursuant to the provisions of the RVOP Agreements.

Ninth.- Assignments. Unless the RVOP Agreements provide otherwise, the rights and obligations arising from this Agreement may not be assigned or transferred by the Pledgors to any third party without the prior written consent of Pledgees. Pledgees may assign, in whole or in part, their rights hereunder, without requiring the consent of the Pledgors to perform such assignment or transfer.
Tenth.- Amendments. Unless the RVOP Agreements provide otherwise, this Agreement may only be amended or modified with the prior written consent of the Pledgors and Pledgees, subject to any consent required in accordance with the RVOP Agreements.
Eleventh.- Notices. All notices to be delivered by the parties hereto shall be made in writing in English (together with a Spanish translation), and shall be served either: (i) personally, return receipt requested; or (ii) by international recognized courier delivery, return receipt requested. All notices shall be served at the following addresses, and shall become effective upon personal delivery:
To RVOP:
Rio Vista Operating Partnership, L.P.
902 Chemical Road,
Brownsville, Texas 78251
Attention: President
To POI:
Penn Octane International, LLC.
902 Chemical Road,
Brownsville, Texas 78251
Attention: President
To Pledgees:
c/o TransMontaigne Product Services, Inc.
1670 Broadway, Suite 3100
Denver, Colorado
Attention: President

To the Issuer:
Penn Octane de Mexico, S. de R.L. de C.V.
Insurgentes Sur 1802, 2 Piso, Colonia Florida
Mexico City, Mexico, C.P. 01030
Attention: Ian Bothwell
Twelfth.- Exhibits and Captions. All documents attached hereto are hereby incorporated by reference into, and shall be deemed a part of, this Agreement. The captions and headings contained in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.
Thirteenth.- Jurisdiction, Governing Law. For all matters relating to the interpretation and fulfillment of this Agreement, the parties hereto expressly and irrevocably submit to the applicable laws of Mexico, and to the jurisdiction of the competent courts sitting in the City of Mexico, Federal District, Mexico, with respect to any action or proceeding arising out of or relating hereto, and the parties hereby expressly and irrevocably waive all rights to any other jurisdiction to which they may be entitled to by reason of their present or future domiciles, or by any other reason.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, on this 12th day of September 2007.

Rio Vista Operating Partnership, L.P. By Rio Vista Operating GP LLC its General Partner		Penn Octane International, LLC

Name:	Ian T. Bothwell	Name:	Ian T. Bothwell
Title:	Vice President, Chief Financial Officer	Title:	Manager

Pledgees:

TransMontaigne Partners L.P. By TransMontaigne Operating GP L.L.C., its General Partner		TransMontaigne Product Services, Inc.

Name:	William S. Dickey	Name:	William S. Dickey
Title:	Executive Vice President	Title:	President and Chief Operating Officer

Issuer:

Penn Octane de Mexico, S. de R.L. de C.V.

Name:	Ian Bothwell
Title:	Legal Representative

Exhibit “A”
Equity Interest Pledge Agreement
Form of Legal Representative Certificate
September 12, 2007
TransMontaigne Partners L.P.
TransMontaigne Product Services, Inc. (Pledgees)
1670 Broadway, Suite 3100
Denver, Colorado, 80202
Attention: President
Reference is made to certain Equity Interest Pledge Agreement (the “Equity Interest Pledge Agreement”), entered into on September 12, 2007, by and among Rio Vista Operating Partnership, L.P. and Penn Octane International, LLC, as Pledgors, and TransMontaigne Partners L.P. and TransMontaigne Product Services, Inc., as Pledgees. Capitalized terms used and not otherwise defined herein are used as defined in the Equity Interest Pledge Agreement.
I, Ian Bothwell, in my capacity as Legal Representative of Penn Octane de Mexico, S. de R.L. de C.V. (“Issuer”) do hereby certify that on the date hereof, the first priority security interest created on the Pledged Equity Interests in favor of Pledgees has been duly recorded in the associates’ registry book (libro de registro de socios) of Issuer. A certified copy of the relevant entries in the associates’ registry book (libro de registro de socios) of Issuer is attached hereto as Annex “A”.
IN WITNESS WHEREOF, I have set my hand this September 12th, 2007.
Penn Octane de Mexico, S. de R.L. de C.V.

By:

Name:	Ian Bothwell
Title:	Legal Representative